Exhibit 32.1

STATEMENT OF CHIEF EXECUTIVE OFFICER
PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Theodore R. Maloney, certify that:

1.  The Quarterly Report on Form 10-QSB for the quarter ended December 31, 2003 (the “Report”) of MediCor Ltd. (the “Company”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of MediCor.

Date: February 12, 2004

/s/ Theodore R. Maloney
Theodore R. Maloney
Chief Executive Officer